Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 (No. 333-XXXXXX) to the Registration Statement on Form S-4 (No. 333-236420), pertaining to shares of common stock of New IAC that will be issuable under the following plans:

•	IAC/InterActiveCorp 2013 Stock and Annual Incentive Plan;
•	IAC/InterActiveCorp 2008 Stock and Annual Incentive Plan;
•	IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan;
•	IAC/InterActiveCorp Retirement Savings Plan;
•	2011 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors;
•	2007 IAC/InterActiveCorp Deferred Compensation Plan for Non-Employee Directors; and
•	2000 IAC/InterActiveCorp Fee Deferral Plan for Non-Employee Directors,

of our report dated March 20, 2020, with respect to the combined financial statements of IAC Holdings, Inc. as of December 31, 2019, and for each of the three years in the period ended December 31, 2019, included in the Registration Statement (Form S-4 No. 333-236420) and related Joint Proxy Statement/Prospectus of IAC/InterActiveCorp and IAC Holdings, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

July 1, 2020